Exhibit 99.1

Physicians Formula Appoints Thomas Lynch to the Company's Board of Directors

AZUSA, Calif., April 29, 2010 -- Physicians Formula Holdings, Inc. (NASDAQ: FACE) ("Physicians Formula" or the "Company") today announced that its Board of Directors, acting on the recommendation of its Nominating and Corporate Governance Committee, elected Thomas Lynch to join the Company's Board of Directors effective today.  Mr. Lynch has also been elected to the Compensation and Nominating and Corporate Governance Committees of the Board of Directors.  The Board of Directors has concluded that Mr. Lynch qualifies as an independent director in accordance with Nasdaq’s corporate governance standards.

Mr. Lynch is the Founder and Senior Managing Director of Mill Road Capital, L.P., an investment fund headquartered in Greenwich, Connecticut, which is a creditor and the largest stockholder of Physicians Formula, owning 18% of the Company’s common stock.  Prior to forming Mill Road, Mr. Lynch was the founder and a managing director of Lazard Capital Partners, where he created the fund’s strategy, recruited the investment team and established one of the top performing 1997 vintage private equity funds in the United States. Prior to Lazard, Mr. Lynch was a managing director at The Blackstone Group and a consultant and project manager at the Monitor Company, the management consulting firm founded by Michael Porter. Mr. Lynch is a member of the board of directors of the Panera Bread Company (NASDAQ:  PNRA) and Golub Capital (NASDAQ:  GBDC).  Mr. Lynch has previously served on numerous other public, private and not-for-profit boards.

Ingrid Jackel, the Company’s Chairwoman and CEO, stated, "We are very excited that Tom has accepted our invitation to join the Board.  Tom’s long-standing dedication to the success of our company, as well as his strategic and financial skills, will make him a valuable member of our team.  I know Tom views the prospects for growth as strongly as I do, and I look forward to working with him to invest appropriately in our brand and our company over both the short and long-term.”

“I am very pleased to be joining the Board of Directors of Physicians Formula,” stated Mr. Lynch. “I have been a believer in the Company’s prospects and in the leadership of Ms. Jackel for years, and I now look forward to working more closely with the management team to drive long-term growth in the brand.  The Company’s innovation track record, its well-defined brand and product positioning and its strong consumer loyalty are all assets that I will help Physicians Formula leverage for its continued success.”

The Company noted that Mr. Lynch’s term will expire at the annual shareholder’s meeting on June 3, 2010, at which time Mr. Lynch will stand for election to the Company’s Board of Directors.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics company operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in 23,700 stores operated by Wal-Mart, Target, CVS and RiteAid.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management’s expectations regarding the Company’s refinancing, strategy, liquidity, financial performance and outlook. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the loss of any significant retailer customers; the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; the Company’s ability to comply with the financial covenants in its debt agreements; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

(FACE/F)

Contact:
John Mills / Anne Rakunas:
ICR, Inc.
(310) 954-1100